                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )


Filed by the Registrant                                         [ ]

Filed by a party other than the Registrant                      [X]

     Check the appropriate box:

       [ ] Preliminary Proxy Statement

       [ ] Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))

       [ ] Definitive Proxy Statement

       [X] Definitive Additional Materials

       [ ] Soliciting Material Pursuant to Section 240.14a-12


                         MORTON'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                            BFMA HOLDING CORPORATION
                              MARIETTA CORPORATION
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

       [ ] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

           (1) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

           (1) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

           (1) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

           (5) Total fee paid:
--------------------------------------------------------------------------------

      [ ]  Fee paid previously with preliminary materials:
      --------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount Previously Paid:

--------------------------------------------------------------------------------

           (1) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

           (1) Filing Party:

--------------------------------------------------------------------------------

           (1) Date Filed:

--------------------------------------------------------------------------------

                             LETTER TO SHAREHOLDERS
                       OF MORTON'S RESTAURANT GROUP, INC.
                          FROM BFMA HOLDING CORPORATION

         On July 19, 2002, BFMA Holding Corporation ("BFMA") delivered a letter to shareholders of Morton's Restaurant Group, Inc. ("Morton's"), in the form set forth below:


                            BFMA HOLDING CORPORATION
                         50 EAST SAMPLE ROAD, SUITE 400
                             POMPANO BEACH, FL 33064


                                                                   July 19, 2002


         Dear Morton's Shareholder:

        TELL MORTON'S YOU WANT A FAIR PRICE RESULTING FROM A FAIR PROCESS

         In this era, when attention has been focused on management abuse and director indifference to such abuse, we believe that no rule, regulation or law passed by Congress, the SEC or any stock exchange will, by itself, halt anti-shareholder practices - a company's shareholders must act where they can to influence a company to correct these corporate governance failings. We have detailed in past letters ways in which we believe Morton's management has abused its position. As a shareholder of Morton's, you have an opportunity to influence the governance and operations of the company by voting AGAINST the Allen Bernstein/Castle Harlan deal, which we believe is the product of a rigged process. We believe that the process was unfair and that the price resulting from this process is still inadequate. Vote AGAINST the Allen Bernstein/Castle Harlan deal, and tell Morton's that you want a fair price resulting from a fair process.

                      DON'T LET THE COMPANY BULLY YOU INTO
                  ACCEPTING AN INADEQUATE PRICE FOR YOUR SHARES

         In a press release issued by the company on July 17, 2002 in which the company released what appeared to us to be positive quarterly results in line with those of its competitors, the company stated that Morton's "has experienced, and may continue to experience, weak revenue trends and negative comparable restaurant revenues ... [which] have, and are expected to continue to negatively impact results." Do not allow Messrs. Bernstein, Baldwin and Castle and this board of directors to use bully tactics to influence your decision to vote. We urge you to read all statements from Morton's with a jaundiced eye. Keep in mind that the proposed deal involves director John Castle's firm Castle Harlan and that Morton's has disclosed that CEO Allen Bernstein and CFO Thomas
J. Baldwin will be offered the opportunity to participate as equity partners with Castle Harlan in the transaction. We don't trust them and we don't trust what they are telling us.

                YOUR SHARES ARE WORTH MORE THAN $17.00 PER SHARE

         We believe that the true value of the company is greater than the current $17.00 offer. The company is emerging from one of the worst periods in its history, resulting from the economic affects of the tragic events of September 11th. We view the company's second quarter financial results released on July 17, 2002 as indicating that the worst is behind us. However, we believe that the $17.00 sale price does not take this recovery into account. We have prepared an analysis of historical and expected quarterly and annual results that confirm our belief, a copy of which is attached to this letter. We hope you will review the attached analysis carefully.

         Morton's second quarter results released on July 17, 2002 were not as bad as management led us to believe they would be in their prior press releases. The company's reported EBITDA (earnings before interest, taxes, depreciation and amortization, and the tip FICA tax credit(1)) of $6.5 million and $14.4 million for the second quarter of 2002 and the first half of 2002, respectively, imply a seasonally adjusted expected annual EBITDA which we have estimated to be approximately $33.2 million ("Estimated 2002 EBITDA"). Management's most recently published estimate of its 2002 EBITDA is $34.7 million ("Management's Revised Estimated 2002 EBITDA"), which was set forth in the March 26, 2002 "Revised 2002 Operating Plan" summarized in Morton's proxy materials. We believe that EBITDA could be as much as $38.2 million, or $5 million higher than Estimated 2002 EBITDA, if

--------
(1) The tip FICA tax credit reverses the company's charge to restaurant operating expenses of approximately $1.5 million annually for FICA taxes it does not have to pay. The company charges restaurant operating expenses and then takes a credit against taxes due, which has the effect of reducing EBITDA (as it would normally be calculated) without reducing the company's net income or earnings per share.

Morton's eliminated some of the overhead related to the restaurant holding-company structure that we believe to be unnecessary now that it has written off all of its other restaurant concepts ("Pro Forma Estimated 2002 EBITDA").

         Given these expected levels of financial performance, the current offer of $17.00 per share represents only 4.8x Estimated 2002 EBITDA, 4.6x Management's Revised Estimated 2002 EBITDA and 4.2x Pro Forma Estimated 2002 EBITDA. Based on the number of outstanding shares publicly disclosed by the company and using Estimated 2002 EBITDA, Management's Revised Estimated 2002 EBITDA and Pro Forma Estimated 2002 EBITDA, we have calculated diluted EPS (earnings per share) for 2002 of $1.93, $1.76 and $2.68, respectively. See the attached "Annual Summary". The implied P/E (price-to-earnings) multiple of the Allen Bernstein/Castle Harlan offer, based on the $17.00 offer price and using Estimated 2002 EBITDA, Management's Revised Estimated 2002 EBITDA and Pro Forma Estimated 2002 EBITDA were only 8.8x, 9.7x and 6.3x, respectively. These seem more like cash flow multiples than like earnings multiples. Even with the most recent market declines, we believe that these purchase multiples are substantially below traditional market valuation averages.



               IMPLIED PURCHASE MULTIPLES FOR MANAGEMENT'S OFFER

                                                                                     MANAGEMENT'S
                                                                                        REVISED               PRO FORMA
                                                                ESTIMATED            ESTIMATED (1)            ESTIMATED
                                                                ---------            -------------            ---------
Offer Price Per Share ...............................          $      17.00          $      17.00           $      17.00

Shares Outstanding ..................................             4,189,711             4,189,711              4,189,711
                                                               ------------          ------------           ------------

  Implied Value of Equity ...........................          $ 71,225,087          $ 71,225,087           $ 71,225,087

  Estimated Cost to Terminate Warrants ..............             2,299,000             2,299,000              2,299,000
                                                               ------------          ------------           ------------

  Implied Cost of Equity ............................          $ 73,524,087          $ 73,524,087           $ 73,524,087

  Plus:  Debt (2) ...................................            99,410,000            99,410,000             99,410,000

  Less: Cash on Balance Sheet (2) ...................             5,163,000             5,163,000              5,163,000

  Less: Cash Adjustment (3) .........................             8,000,000             8,000,000              8,000,000

  Implied Purchase Value of Enterprise ..............           159,771,087           159,771,087            159,771,087

                                                        -----------------------------------------------------------------
    EBITDA (4) ......................................          $ 33,243,473          $ 34,700,000           $ 38,243,473
                                                        -----------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Implied Multiple of Purchase Value to EBITDA ........                   4.8x                  4.6x                   4.2x
-------------------------------------------------------------------------------------------------------------------------

                                                        -----------------------------------------------------------------
    EPS (4) .........................................          $       1.93          $       1.76           $       2.68
                                                        -----------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Implied Purchase Price P/E Ratio ....................                   8.8x                  9.7x                   6.3x
-------------------------------------------------------------------------------------------------------------------------


----------------

(1) From the Company's proxy statement filed with the SEC on June 18, 2002 and is an extrapolation of a sales, EBITDA and EPS forecast, adjusted for the Tip FICA tax credit (see above).

(2) From the Company's most recent balance sheet as of June 30, 2002 as disclosed in the Company's press release dated July 17, 2002.

(3) Assumes the anticipated return to historical levels of payables and accrued expenses generating an estimated approximately $6.2 million of additional cash and the collection of an approximately $1.8 million income tax receivable.

(4)  See "Annual Summary" attached.

         If we simply apply conservative valuation multiples of 5.0x to 7.0x to the various expected EBITDA levels or P/E multiples of 10x to 15x, the resulting values for each of the company's shares are in the range of $20 to $40 per share. Why would you sell something for only $17 when a conservative valuation clearly indicates that it is worth much more? We believe that a fair process would result in a fair price, not the inadequate price we are forced to vote for today.



               IMPLIED SHARE VALUES AT COMPARABLE MULTIPLES

                                                                          MANAGEMENT'S
                                                                             REVISED                         PRO FORMA
EBITDA VALUATION:                      ESTIMATED                          ESTIMATED (1)                      ESTIMATED
                                ------------------------------   ------------------------------    -------------------------------
Multiple ......................          5.0x             7.0x            5.0x             7.0x             5.0x              7.0x

EBITDA (4) ....................   33,243,473       33,243,473      34,700,000       34,700,000       38,243,473        38,243,473
                                 -----------      -----------     -----------      -----------      -----------       -----------

Implied Enterprise Value ......  166,217,366      232,704,313     173,500,000      242,900,000      191,217,366       267,704,313

Less: Debt (2) ................   99,410,000       99,410,000      99,410,000       99,410,000       99,410,000        99,410,000

Plus: Cash on Balance Sheet (2)    5,163,000        5,163,000       5,163,000        5,163,000        5,163,000         5,163,000

Plus: Cash Adjustment (3) .....   8,000,000         8,000,000       8,000,000        8,000,000        8,000,000         8,000,000
                                 -----------      -----------     -----------      -----------      -----------       -----------

Implied Equity Value ..........   79,970,366      146,457,313      87,253,000      156,653,000      104,970,366       181,457,313

Shares Outstanding ............    4,182,000        4,182,000       4,182,000        4,182,000        4,182,000         4,182,000

----------------------------------------------------------------------------------------------------------------------------------
Implied Value Per Share .......    $   19.12         $  35.02        $  20.86         $  37.46        $   25.10         $   43.39
----------------------------------------------------------------------------------------------------------------------------------

P/E VALUATION:

Multiple ......................         10.0x            15.0x           10.0x            15.0x            10.0x             15.0x

EPS (4) .......................    $    1.93         $   1.93        $    1.76        $    1.76       $    2.68         $    2.68

----------------------------------------------------------------------------------------------------------------------------------
Implied Value Per Share .......    $   19.33         $  29.00        $  17.59         $  26.38        $   26.80         $   40.19
----------------------------------------------------------------------------------------------------------------------------------


---------------

(1) From the Company's proxy statement filed with the SEC on June 18, 2002 and is an extrapolation of a sales, EBITDA and EPS forecast, adjusted for the Tip FICA tax credit (see above).

(2) From the Company's most recent balance sheet as of June 30, 2002 as disclosed in the Company's press release dated July 17, 2002.

(3) Assumes the anticipated return to historical levels of payables and accrued expenses generating an estimated approximately $6.2 million of additional cash and the collection of an approximately $1.8 million income tax receivable.

(4)  See "Annual Summary" attached.

                                YOUR VOTE COUNTS

         Every vote counts. Although there is a large concentration of shares held by mutual funds and a few large blocks held by institutional shareholders, your vote can send a message. Despite the propensity for these shareholders to avoid voting against management on contentious issues, we are optimistic that the mutual funds and institutional shareholders will do the right thing in this situation - and vote AGAINST the Allen Bernstein/Castle Harlan deal. We believe that these institutions blindly trusted management to do the right thing last year when BFMA's nominees were voted down at a time when its own offer for $28.25 per share was outstanding. Their trust in management appears to have been misplaced. We believe that they are smart enough not to make the same mistake twice and are sophisticated enough to see the true value in their holdings. You, too, should see the true value of Morton's and vote AGAINST the Allen Bernstein/Castle Harlan deal.

         DON'T VOTE WITH MANAGEMENT! A VOTE AGAINST THE ALLEN BERNSTEIN/CASTLE HARLAN OFFER IS A VOTE FOR SHAREHOLDER VALUE. ACT NOW - THE MEETING IS IN 4 DAYS! WE URGE YOU TO GRANT YOUR PROXY AGAINST THE CASTLE HARLAN OFFER BY SIGNING, DATING AND RETURNING YOUR PROXY CARD TODAY.

                                                   Sincerely,

                                                   /s/ Barry W. Florescue

                                                   Barry W. Florescue
                                                   Chairman and CEO
                                                     of BFMA Holding Corporation


--------------------------------------------------------------------------------
                         ********** IMPORTANT **********

         Please vote your proxy card TODAY AGAINST the Castle Harlan offer.

         IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER OR OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM/HER TO VOTE AGAINST THE CASTLE HARLAN OFFER.

              IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE FEEL FREE TO CONTACT:

                              MR. RICHARD A. BLOOM
                      PRESIDENT AND CHIEF OPERATING OFFICER
                              MARIETTA CORPORATION
                              37 HUNTINGTON STREET
                            CORTLAND, NEW YORK 13045
                        CALL (TOLL-FREE): (800) 431-3023
                               FAX: (607) 756-0657

--------------------------------------------------------------------------------

                         MORTON'S RESTAURANT GROUP, INC.
                                QUARTERLY SUMMARY

                                                   Q1 - 3 MONTHS ENDED                       Q2 - 3 MONTHS ENDED
                                           -----------------------------------       ---------------------------------
                                            ACTUAL       ACTUAL       ACTUAL          ACTUAL       ACTUAL      ACTUAL
                                           2-APR-00     1-APR-01     31-MAR-02       2-JUL-00     1-JUL-01    1-JUL-02
                                           --------     --------     ---------       --------     --------    --------
REVENUE:
Total Revenue ..........................    $63,595      $66,342       $61,106        $58,600      $57,006     $57,800

COST RESTAURANT OPERATIONS:
  Food and beverage costs ..............     21,422       22,670        21,204         19,603       19,602      19,509
  Restaurant operating expenses ........     26,352       27,833        27,365         25,150       26,485      27,002
  Tip FICA Credit (2) ..................       (355)        (416)         (383)          (327)        (358)       (400)
                                           -----------------------------------       ---------------------------------
    Total Cost of Restaurant Operations      47,419       50,087        48,186         44,426       45,729      46,111

RESTAURANT CONTRIBUTION ................     16,176       16,255        12,920         14,174       11,277      11,689

Marketing and promotional ..............      1,876        2,199         1,188          1,669        1,674       1,493
General and administrative .............      5,058        4,932         3,758          4,872        4,846       3,727
  Savings ..............................          0            0             0              0            0           0
                                           -----------------------------------       ---------------------------------
  Total SG&A ...........................      6,934        7,131         4,946          6,541        6,520       5,220

EBITDA (2) .............................      9,242        9,124         7,974          7,633        4,757       6,469

Depreciation & Amortization ............      2,319        2,142         2,150          2,139        2,513       2,547
                                           -----------------------------------       ---------------------------------
  EBIT (OPERATING INCOME) ..............      6,923        6,982         5,824          5,494        2,244       3,922

Pre-opening expenses ...................        761          614           287            800        1,800         363
Non-recurring charges ..................          0            0           (79)             0          370       1,001
Interest expense, net & other ..........      1,448        2,032         1,997          1,354        1,909       2,064
                                           -----------------------------------       ---------------------------------
  PRE-TAX INCOME .......................      4,714        4,336         3,619          3,340       (1,835)        494

Tip FICA Credit (2) ....................        355          416           383            327          358         400
Income Tax Expense .....................      1,308        1,176           971            904         (658)         28
                                           -----------------------------------       ---------------------------------
  NET INCOME ...........................      3,051        2,744         2,265          2,109       (1,535)         66

SHARES: BASIC ..........................      5,093        4,158         4,182          4,698        4,173       4,188
        DILUTED ........................      5,232        4,425         4,182          4,878        4,173       4,244

EPS: BASIC .............................   $   0.60     $   0.66        $ 0.54      $    0.45     $  (0.37    $   0.02
     DILUTED ...........................       0.58         0.62          0.54           0.43        (0.37)       0.02

OPERATING MARGINS
Cost of Restaurant Operations:
  Food and beverage /  revenue .........       33.7%        34.2%         34.7%          33.5%        34.4%       33.8%
  Restaurant operations / revenue ......       41.4%        42.0%         44.8%          42.9%        46.5%       46.7%
                                           -----------------------------------       ---------------------------------
    Total cost of Restaurant Operations        74.6%        75.5%         78.9%          75.8%        80.2%       79.8%

Restaurant Contribution                        25.4%        24.5%         21.1%          24.2%        19.8%       20.2%

Marketing and promotional / revenue ....        2.9%         3.3%          1.9%           2.8%         2.9%        2.6%
General and administrative / revenue ...        8.0%         7.4%          6.1%           8.3%         8.5%        6.4%
                                           -----------------------------------       ---------------------------------
  Total SG&A/Revenue ...................       10.9%        10.7%          8.1%          11.2%        11.4%        9.0%

EBITDA .................................       14.5%        13.8%         13.1%          13.0%         8.3%       11.2%


                                                    Q3 - 3 MONTHS ENDED                         Q4 - 3 MONTHS ENDED
                                            -----------------------------------        -------------------------------------
                                             ACTUAL       ACTUAL    ESTIMATED (1)       ACTUAL        ACTUAL     ESTIMATED (1)
                                            1-OCT-00    30-SEP-01     30-SEP-02        30-DEC-00     30-DEC-01     31-DEC-02
                                            --------    ---------     ---------        ---------     ---------     ---------
REVENUE:
Total Revenue ..........................     $56,314      $52,274        $57,500         $69,873       $61,489        $68,000

COST RESTAURANT OPERATIONS:
  Food and beverage costs ..............      19,522       19,097         19,500          23,677        20,780         23,600
  Restaurant operating expenses ........      25,542       26,524         25,500          28,536        27,063         28,500
  Tip FICA Credit (2) ..................        (314)        (328)          (400)           (390)         (386)          (400)
                                            -----------------------------------        -------------------------------------
    Total Cost of Restaurant Operations       44,750       45,293         44,600          51,823        47,457         51,700

RESTAURANT CONTRIBUTION ................      11,564        6,981         12,900          18,050        14,032         16,300

Marketing and promotional ..............       1,342        1,759          1,350           1,992         1,295          1,300
General and administrative .............       4,435        3,213          3,750           5,446         4,210          4,000
  Savings ..............................           0            0              0               0             0              0
                                            -----------------------------------        -------------------------------------
  Total SG&A ...........................       5,777        4,972          5,100           7,438         5,505          5,300

EBITDA (2) .............................       5,787        2,009          7,800          10,612         8,527         11,000

Depreciation & Amortization ............       1,255        1,991          2,000           1,366         1,420          2,000
                                            -----------------------------------        -------------------------------------
  EBIT (OPERATING INCOME) ..............       4,532           18          5,800          9,246         7,107           9,000

Pre-opening expenses ...................       1,200          400            400           1,247         1,800            400
Non-recurring charges ..................           0          155              0               0         1,829              0
Interest expense, net & other ..........       1,696        1,924          2,100           1,929         1,752          2,200
                                            -----------------------------------        -------------------------------------
  PRE-TAX INCOME .......................       1,636       (2,461)         3,300           6,070         1,726          6,400

Tip FICA Credit (2) ....................         314          328            400             390           386            400
Income Tax Expense .....................         397         (837)           986           1,703          (392)         2,040
                                            -----------------------------------        -------------------------------------
  NET INCOME ...........................         925       (1,952)         1,914           3,977         1,732          3,960

SHARES: BASIC ..........................       4,322        4,177          4,188           4,231         4,180          4,188
        DILUTED ........................       4,548        4,177          4,244           4,370         4,189          4,244

EPS: BASIC .............................    $   0.21     $  (0.47)       $  0.46         $  0.94       $  0.41       $   0.95
     DILUTED ...........................        0.20        (0.47)          0.45            0.91          0.41           0.93

OPERATING MARGINS
Cost of Restaurant Operations:
  Food and beverage /  revenue .........        34.7%        36.5%          33.9%           33.9%         33.8%          34.7%
  Restaurant operations / revenue ......        45.4%        50.7%          44.3%           40.8%         44.0%          41.9%
                                            -----------------------------------        -------------------------------------
    Total cost of Restaurant Operations         79.5%        86.6%          77.6%           74.2%         77.2%          76.0%

Restaurant Contribution                         20.5%        13.4%          22.4%           25.8%         22.8%          24.0%

Marketing and promotional / revenue ....         2.4%         3.4%           2.3%            2.9%          2.1%           1.9%
General and administrative / revenue ...         7.9%         6.1%           6.5%            7.8%          6.8%           5.9%
                                            -----------------------------------        -------------------------------------
  Total SG&A/Revenue ...................        10.3%         9.5%           8.9%           10.6%          9.0%           7.8%

EBITDA .................................        10.3%         3.8%          13.6%           15.2%         13.9%          16.2%

---------------

(1)  Quarterly results for the 3rd and 4th quarter of FY 2002 are estimated.

(2) The Tip FICA tax credit reverses the Company's charge to restaurant operating expenses for FICA taxes the Company does not have to pay. Amounts for FY 2000 and FY 2001 are actual reported amounts distributed to each quarter proportionally based on sales. Estimated figures for FY 2002 are based on a similar % of sales.

                         MORTON'S RESTAURANT GROUP, INC.

                                 ANNUAL SUMMARY

                                                ACTUAL          ACTUAL                           MANAGEMENT'S (2)      PRO FORMA
                                                 FYE             FYE             ESTIMATED (1)   REVISED ESTIMATED    ESTIMATED (3)
                                              31-DEC-00       31-DEC-01            FY 2002            FY 2002            FY 2002
                                              ---------       ---------            -------            -------            -------
Revenue:
Total Revenue .........................       $ 248,382       $ 237,111          $ 244,406          $ 261,300          $ 244,406

COST RESTAURANT OPERATIONS:
  Food and beverage costs .............          84,224          82,149             83,813             90,149             83,813
  Restaurant operating expenses .......         105,580         107,905            108,367            115,702            108,367
  Tip FICA Credit (4) .................          (1,386)         (1,488)            (1,583)            (1,500)            (1,583)
                                              ---------       ---------          ---------          ---------          ---------
    Total Cost of Restaurant Operations         188,418         188,566            190,597            204,350            190,597

RESTAURANT CONTRIBUTION ...............          59,964          48,545             53,809             56,950             53,809

Marketing and promotional .............           6,879           6,927              5,331              6,250              5,331
General and administrative ............          19,811          17,201             15,235             16,000             15,235
  Savings .............................               0            --                 --                 --               (5,000)
                                              ---------       ---------          ---------          ---------          ---------
  Total SG&A ..........................          26,690          24,128             20,566             22,250             15,566

EBITDA (4) ............................          33,274          24,417             33,243             34,700             38,243

Depreciation & Amortization ...........           7,079           8,066              8,697              8,550              8,697
                                              ---------       ---------          ---------          ---------          ---------
  EBIT (OPERATING INCOME) .............          26,195          16,351             24,546             26,150             29,546

Pre-opening expenses ..................           4,008           4,614              1,450              4,250              1,450
Non-recurring charges .................               0           2,354                922              1,000                922
Interest expense, net & other .........           6,427           7,617              8,361              8,250              8,361
                                              ---------       ---------          ---------          ---------          ---------
  PRE-TAX INCOME ......................          15,760           1,766             13,813             12,650             18,813

Tip FICA Credit (4) ...................           1,386           1,488              1,583              1,500              1,583
Income Tax Expense ....................           4,312            (711)             4,025              3,795              5,858
                                              ---------       ---------          ---------          ---------          ---------
  NET INCOME ..........................          10,062             989              8,205              7,355             11,372

SHARES: BASIC .........................           4,565           4,172              4,188              4,182              4,188
        DILUTED .......................           4,756           4,241              4,244              4,182              4,244

EPS: BASIC ............................       $    2.20       $    0.24          $    1.96          $    1.76          $    2.72
     DILUTED ..........................            2.12            0.23               1.93               1.76               2.68

OPERATING MARGINS
Cost of Restaurant Operations:
  Food and beverage /  revenue ........            33.9%           34.6%              34.3%              34.5%              34.3%
  Restaurant operations / revenue .....            42.5%           45.5%              44.3%              44.3%              44.3%
                                              ---------       ---------          ---------          ---------          ---------
    Total cost of Restaurant Operations            75.9%           79.5%              78.0%              78.2%              78.0%

Restaurant Contribution ...............            24.1%           20.5%              22.0%              21.8%              22.0%

Marketing and promotional / revenue ...             2.8%            2.9%               2.2%               2.4%               2.2%
General and administrative / revenue ..             8.0%            7.3%               6.2%               6.1%               6.2%
                                              ---------       ---------          ---------          ---------          ---------
  Total SG&A/Revenue ..................            10.7%           10.2%               8.4%               8.5%               6.4%

EBITDA ................................            13.4%           10.3%              13.6%              13.3%              15.6%

---------------

(1) Estimated results reflect actual reported Q1 and Q2 figures and estimates of Q3 and Q4 financial performance for FY 2002.

(2) From the Company's proxy statement filed with the SEC on June 18, 2002 and is an extrapolation of a sales, EBITDA and EPS forecast, adjusted for the Tip FICA tax credit.

(3) Assumes $5 million of additional cost savings from the elimination of overhead related to the Company's restaurant holding-company structure that we believe to be unnecessary now that it has written off all of its other restaurant concepts.

(4) The Tip FICA tax credit reverses the Company's charge to restaurant operating expenses for FICA taxes the Company doesn't have to pay.
     The Company charges restaurant operating expenses and then takes a credit against taxes due, which has the effect of reducing EBITDA (as it would normally be calculated).

                         MORTON'S RESTAURANT GROUP, INC.

                            WORKING CAPITAL ANALYSIS

                                              Q4 - FY 98      Q4 - FY 99            Q1          Q2          Q3       Q4 - 2000
                                                ACTUAL          ACTUAL            ACTUAL      ACTUAL      ACTUAL       ACTUAL
Assets:                                        3-JAN-99        2-JAN-00          2-APR-00    2-JUL-00    1-OCT-00    30-DEC-00
-------                                        -------        --------          -----------------------------------------------
Current assets:
  Cash & equivalents .......................    $2,117          $5,806            $2,289      $2,227      $2,002       $2,296
  Accounts receivable ......................       894           1,093             1,653       1,151         905        4,639
  Inventory ................................     6,400           7,134             6,637       6,691       6,553        8,303
  Income taxes receivable ..................         0               0                 0           0           0            0
  Deferred income taxes ....................     6,005           5,699             6,060       6,194       6,297        5,653
  Other current assets .....................     3,920           2,724             2,815       4,244       2,920        2,867
                                               -------        --------          -----------------------------------------------
    Total current assets ...................    19,336          22,456            19,454      20,507      18,677       23,758

Net Property, Plant & Equipment ............    45,811          66,715            68,480      68,936      73,884       78,047

Goodwill and Intangibles ...................    12,134          11,709            11,603      11,497      11,391       11,327
Deferred taxes .............................     8,466           7,511             6,322       5,615       5,138        4,866
Other assets ...............................     9,237           5,970             6,076       5,982       6,016        6,412
                                               -------        --------          -----------------------------------------------
    Total assets ...........................   $94,984        $114,361          $111,935    $112,537    $115,106     $124,410
                                               =======        ========          ===============================================

LIABILITIES:
Current liabilities:
  Accounts payable .........................    $6,553          $7,870            $5,983      $5,291      $6,884       $8,677
  Accrued expenses .........................    19,466          22,036            19,317      19,761      17,627       21,375
                                               -------        --------          -----------------------------------------------
      Sub-total ............................    26,019          29,906            25,300      25,052      24,511       30,052

  Other current liabilities ................       372             140               369         269         275        1,004
                                               -------        --------          -----------------------------------------------
    Total current liabilities ..............    26,391          30,046            25,669      25,321      24,786       31,056

Long-term debt:
    Total long-term debt (2) ...............    42,055          65,392            75,064      80,336      90,241       89,771

Other long-term liabilities ................     3,581           6,855             6,458       5,768       5,072        4,506

Shareholder's equity .......................    22,957          12,068             4,744       1,112      (4,993)        (923)
                                               -------        --------          -----------------------------------------------
    Total Shareholders' equity .............    22,957          12,068             4,744       1,112      (4,993)        (923)
                                               -------        --------          -----------------------------------------------
      Liabilities & Shareholder's equity ...   $94,984        $114,361          $111,935    $112,537    $115,106     $124,410
                                               =======        ========          ===============================================

 Current Assets ............................    19,336          22,456            19,454      20,507      18,677       23,758
 Current Liabilities w/o debt ..............    26,391          30,046            25,669      25,321      24,786       31,056

-------------------------------------------------------------------------------------------------------------------------------
 Net Working Capital (4) ...................    (7,055)         (7,590)           (6,215)     (4,814)     (6,109)      (7,298)
-------------------------------------------------------------------------------------------------------------------------------


                                                                                                      (1)                    (5)
                                       Q1         Q2         Q3       Q4 - 2001        Q1 - 2002   Q2 - 2002              Q2 - 2002
                                     ACTUAL     ACTUAL     ACTUAL       ACTUAL          ACTUAL       ACTUAL               PRO FORMA
Assets:                             1-APR-01   1-JUL-01   30-SEP-01   30-DEC-01        31-MAR-02    1-JUL-02               1-JUL-02
-------                             -------------------------------------------        ---------------------               --------
Current assets:
  Cash & equivalents ............    $1,721     $1,685     $1,623       $6,509 (3)      $5,798       $5,163     $8,000     $13,163
  Accounts receivable ...........     1,094      1,690      1,498        3,988           2,699        3,133                  3,133
  Inventory .....................     8,142      8,111      7,608        8,061           7,616        7,497                  7,497
  Income taxes receivable .......         0          0          0          560             560        1,788     (1,788)          0
  Deferred income taxes .........     5,497      5,784      5,772        4,616           4,854        4,203                  4,203
  Other current assets ..........     2,948      2,047      2,449        2,632           2,365        1,557                  1,557
                                   -------------------------------------------        ---------------------               --------
    Total current assets ........    19,402     19,317     18,950       26,366          23,892       23,341                 29,553

Net Property, Plant & Equipment .    78,818     81,380     81,064       82,936          82,152       81,391                 81,391

Goodwill and Intangibles ........    11,226     11,125     11,024       10,923          10,923       10,923                 10,923
Deferred taxes ..................     4,025      4,830      5,904        6,907           5,985        5,926                  5,926
Other assets ....................     6,782      6,985      7,234        7,582           7,675        8,029                  8,029
                                   -------------------------------------------        ---------------------               --------
    Total assets ................  $120,253   $123,637   $124,176     $134,714        $130,627     $129,610               $135,822
                                   ===========================================        =====================               ========

LIABILITIES:
Current liabilities:
  Accounts payable ..............    $6,622          -          -        6,566               -            -                      -
  Accrued expenses ..............    16,569          -          -       19,531               -            -                      -
                                   -------------------------------------------        ---------------------               --------
      Sub-total .................    23,191     23,993     23,628       26,097          22,964       22,595      6,212      28,807

  Other current liabilities .....       126         72         42            0             305          659                    659
                                   -------------------------------------------        ---------------------               --------
    Total current liabilities ...    23,317     24,065     23,670       26,097          23,269       23,254                 29,466

Long-term debt:
    Total long-term debt (2) ....    90,843     95,397     98,921      104,709         100,900       99,410                 99,410

Other long-term liabilities .....     4,181      3,854      3,534        4,118           4,289        4,510                  4,510

Shareholder's equity ............     1,912        321     (1,949)        (210)          2,169        2,436                  2,436
                                   -------------------------------------------        ---------------------               --------
    Total Shareholders' equity ..     1,912        321     (1,949)        (210)          2,169        2,436                  2,436
                                   -------------------------------------------        ---------------------               --------
      Liabilities & Shareholder's
        equity ..................  $120,253   $123,637   $124,176     $134,714        $130,627     $129,610               $135,822
                                   ===========================================        =====================               ========

 Current Assets .................    19,402     19,317     18,950       26,366          23,892       23,341                 29,553
 Current Liabilities w/o debt ...    23,317     24,065     23,670       26,097          23,269       23,254                 29,466

----------------------------------------------------------------------------------------------------------------------------------
 Net Working Capital (4) ........    (3,915)    (4,748)    (4,720)         269             623           87                     87
----------------------------------------------------------------------------------------------------------------------------------

--------------
(1) From the Company's most recent balance sheet as of June 30, 2002 as disclosed in the Company's press release dated July 17, 2002

(2)  Includes capital leases and all debt obligations, long-term and current.

(3)  Includes $1,682 of an insurance receivable.

(4) Current assets less current liabilities (excluding current portion of debt).

(5) Assumes the anticipated return to historical levels of payables and accrued expenses generating an estimated approximately $6.2 million of additional cash and the collection of an approximately $1.8 million income tax receivable.

                       INFORMATION CONCERNING PARTICIPANTS

         BFMA, Marietta Corporation ("Marietta") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of (1) the opposition to the sale of Morton's to an affiliate of John Castle, a director of Morton's and (2) the election of Richard A. Bloom, Barry W. Florescue and Charles W. Miersch as Directors of Morton's.


NAME                  RELATIONSHIP TO BFMA OR MARIETTA

Barry W. Florescue    Chief Executive Officer and Director of BFMA and Marietta;
                      President of BFMA and nominee for director of Morton's

Richard A. Bloom      President and Chief Operating Officer of Marietta and
                      Director of BFMA and Marietta and nominee for director of Morton's

Philip A. Shager      Senior Vice President, Chief Financial Officer and
                      Treasurer of BFMA and Marietta

Ronald C. DeMeo       Senior Vice President of Sales and Marketing of Marietta

David P. Hempson      Senior Vice President of Operations of Marietta

Logan D. Delany, Jr.  Director of BFMA and Marietta

Charles W. Miersch    Director of BFMA and Marietta and nominee for director of
                      Morton's

Ned L. Siegel         Director of BFMA and Marietta

Charles I. Weissman   Assistant Secretary and Director of BFMA and Marietta


         As of July 19, 2002, BFMA beneficially owns 488,500 shares of common stock of Morton's ("Common Stock"), which represents approximately 11.7% of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission). In addition, as of July 19, 2002, Barry Florescue ("Florescue") beneficially owns 517,600 shares of Common Stock, which represents approximately 12.4% percent of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission), which includes 488,500 shares of Common Stock for which BFMA has sole voting power and sole dispositive power and an additional 29,100 shares of Common Stock which Florescue Family Corporation ("FFC") has sole voting power and sole dispositive power.

         As of July 19, 2002, Florescue and Ned S. Siegel are deemed to be the joint beneficial owners of 56,300 shares of Common Stock, which represents approximately 1.3% percent of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 19, 2002, Richard A. Bloom beneficially owns 10,000 shares of Common Stock, which represents less than one percent of issued and outstanding Common Stock of Morton's (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 19, 2002, Charles W. Miersch beneficially owns 1,000 shares of Common Stock, which represents less than one percent of issued and outstanding Common Stock of the Morton's (based on the number of securities contained in the Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 19, 2002, Marietta does not beneficially own any shares of Common Stock of Morton's.

         No other person listed above (or their associates, other than BFMA) currently directly or indirectly own any securities of Morton's, either beneficially or of record, except indirectly through their ownership of securities of BFMA. BFMA owns 100% of Marietta common stock. Collectively, the directors and executive officers of BFMA beneficially own approximately 83% of the outstanding shares of BFMA common stock.

                              SECURITIES LAW LEGEND

         ON JUNE 19, 2002, BFMA HOLDING CORPORATION AND MARIETTA CORPORATION FILED A DEFINITIVE PROXY STATEMENT CONTAINING INFORMATION ABOUT BFMA AND MARIETTA, BFMA'S AND MARIETTA'S OPPOSITION TO THE SALE OF MORTON'S TO AN AFFILIATE OF JOHN CASTLE, A DIRECTOR OF MORTON'S (THE "CASTLE HARLAN OFFER") AND RELATED MATTERS. BFMA AND MARIETTA INTEND TO SOLICIT PROXIES IN OPPOSITION TO THE CASTLE HARLAN OFFER.

         IN ADDITION, MORTON'S PUBLIC STATEMENTS SUGGESTS THAT IT WILL ONLY HOLD A MEETING TO ELECT DIRECTORS IN THE EVENT THAT THE STOCKHOLDERS REJECT THE CASTLE HARLAN OFFER. NEITHER BFMA NOR MARIETTA IS SOLICITING PROXIES TO ELECT DIRECTORS AT THIS TIME. IN THE EVENT THAT MORTON'S CHOOSES OR IS REQUIRED TO HOLD A MEETING TO ELECT DIRECTORS, BFMA AND MARIETTA ALSO CURRENTLY INTENDS TO SOLICIT PROXIES TO ELECT ITS SLATE OF DIRECTORS. IN THAT EVENT, BFMA AND MARIETTA WILL CAUSE A PROXY STATEMENT AND THE RELATED FORM OF PROXY TO BE MAILED TO YOU.

         YOU SHOULD READ THE PROXY STATEMENT(S) TO OBTAIN INFORMATION ABOUT BFMA, MARIETTA, THEIR RESPECTIVE OFFICERS AND DIRECTORS, INCLUDING RICHARD A. BLOOM, BARRY W. FLORESCUE AND CHARLES W. MIERSCH, MORTON'S AND THE CASTLE HARLAN OFFER. A COPY OF THE PROXY STATEMENT(S) AND OTHER RELATED DOCUMENTS PREPARED BY OR ON BEHALF OF BFMA AND MARIETTA AND FILED WITH THE SEC ARE AVAILABLE FOR FREE, EITHER AT THE WEB SITE OF THE SEC (http://www.sec.gov) OR FROM BFMA BY WRITING
TO: BFMA HOLDING CORPORATION, 50 EAST SAMPLE ROAD, SUITE 400, POMPANO BEACH, FL 33064, ATTENTION: SECRETARY.